Exhibit 99.77I.      Terms of new or amended securities


                            THE ALGER RETIREMENT FUND
               (originally "The Alger Defined Contribution Trust")

                           CERTIFICATE OF DESIGNATION

     The undersigned, being the duly elected and acting Secretary of The Alger Retirement Fund (originally "The Alger Defined Contribution Trust"), a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the "TRUST"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by SECTION 9.3 of the Trust's Agreement and Declaration of Trust dated July 14, 1993 as amended by Certificates of Amendment dated August 16, 1993 and March 30, 1996 (as so amended, the "DECLARATION"), and pursuant to the affirmative vote of a majority of the Trustees at a meeting duly called and held on September 6, 2000:

          1. There are hereby established and designated two (2) additional separate portfolios of the Trust, the "Alger Balanced Retirement Portfolio" and the "Alger Socially Responsible Growth Retirement Portfolio" (each, a "NEW PORTFOLIO"), and two additional Series of shares of beneficial interest ("SHARES") to represent the beneficial interest therein, the "Alger Balanced Retirement Series" and the "Alger Socially Responsible Growth Retirement Series", respectively (each, a "NEW SERIES").

          2. The Shares of each New Series shall have a nominal or par value of one mill ($.001) per Share, and an unlimited number of Shares of each New Series may be issued. The Shares of each New Series shall have the relative rights and preferences set forth in SECTION 6.2 of the Declaration.

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 30th day of November, 2000.


                                          /s/ Dorothy Sanders
                                          ------------------------------
                                          Dorothy Sanders, Secretary

                                 ACKNOWLEDGMENT

STATE OF NEW YORK) :
                                                    November 30, 2000
COUNTY OF NEW YORK) ss

     Then personally appeared before me the above named Dorothy Sanders, Secretary, and acknowledged the foregoing instrument to be her free act and deed.

                                                 /s/ Eric Sanders
                                                 ----------------
                                                  Notary Public




                                                 My Commission Expires 5-6-2002

 [NOTARIAL SEAL]                                          ERIC SANDERS
                                                Notary Public. State of New York
                                                         No,02SA5059856
                                                  Qualified in New York County
                                                 Commission Expires May 6, 2002